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                                                                   Exhibit 23.1



                       CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference of our firm in the Registration Statement (Form S-8 No. 333-_____) pertaining to the 1992 Equity Incentive Plan of CytoTherapeutics, Inc. and to the incorporation by reference therein of our report dated January 22, 1996, with respect to the financial statements of CytoTherapeutics, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP

Boston, Massachusetts
August 22, 1996